EX-99.906CERT

certification [Exhibit 99.906CERT]

Nathan M. Plumb, Principal Executive Officer/President, and Alissa Schlimgen, Principal Financial Officer/Chief Financial Officer of Wisconsin Capital Funds, Inc (the “Registrant”), each certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Wisconsin Capital Funds, Inc.	Principal Financial Officer/Chief Financial Officer Wisconsin Capital Funds, Inc.

/s/ Nathan M. Plumb	/s/ Alissa Schlimgen
Nathan M. Plumb	Alissa Schlimgen

Date:	12/5/2025	Date:	12/5/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.